ADVANCE FUNDING AND RELEASE AGREEMENT

         This Agreement is deemed to have been made and entered into at Scottsdale, Maricopa County, Arizona on ______day of ________, 1999, by and among SC&T International, Inc. an Arizona corporation ("SC&T"), having its principal place of business at 7625 East Redfield Road, #200, Scottsdale, Arizona 85260, James L. Copland, a resident of Maricopa County, Arizona ("Copland"); and Maslo Fund, Ltd., a corporation ("Maslo"), Star High Yield Management Fund, ("Star") and Leib Stein; ("Stein"). Maslo, Star and Stein shall be hereinafter collectively refereed to as the "Investors".

                                    RECITALS

         The Investors and SC&T have had prior business dealings, as the result of which SC&T has agreed to issue and deliver to Investors an aggregate of Three Hundred Thousand (300,000) shares of SC&T Common Stock, par value $.01 per share, CUSIP No. 783975.105 ("First Shares"). To the extent supported by an opinion of counsel (a dully licensed member of the New York Bar) to be provided by the Investors, all of the Certificates issued as the First Shares shall be dated as of November 20, 1997, being the date that said First Shares were paid for in full, otherwise the First Shares shall be dated currently.

         The Investors are desirous of purchasing in the aggregate an additional Six Hundred Thousand (600,000) shares of SC&T's Common Stock, par value $.01 per share (the "Second Shares"), for a total cash consideration of Five Hundred Thousand Dollars ($500,000) to be paid in cash or cash equivalents at the Closing hereinafter defined.

         The First Shares and the Second Shares shall collectively be called the "Total Shares", and the Total Shares shall be issued and delivered to the Investors as "restricted securities" subject to Rule 144, under the Securities Act of 1993, each investor to receive respectively one-third (1/3) of the First Shares and one-third (1/3) of the Second Shares in separate certificates in the names respectively of each of the Investors in the amounts indicated below.

         SC&T warrants that it will promptly file its next required Form 10-K with the Securities and Exchange Commission ("SEC") in a timely manner pursuant to the Securities Exchange Act of 1934, and that on or before September 30, 1999, SC&T will file an appropriate registration statement with the SEC thereby registering for sale to the public all of said Total Shares offered by the Investors as the "Selling Shareholders," all at the sole cost and expense of SC&T, except that the Selling Shareholders shall pay normal brokerage commissions incident to the sale of said Total Shares.

         To guarantee the issuance, delivery and timely registration of the Total Shares with the SEC, and the filling of appropriate documents to "blue sky" all of the Total Shares with not to exceed ten (10) states to be chose by the Investors, including without limitation, California, New York, Arizona, Illinois and Texas, James Copland, as General Partner of Leslie investments Limited Partnership, an Arizona Limited Partnership, (the "LP") shall cause the LP to deliver to Arizona Escrow and Financial Corporation, Phoenix, Arizona, as the duly appointed Escrow Holder, Certificate No. 721, issued in the name of the LP, representing Fourteen Million Nine Hundred and Forty Thousand (14,940,000) Shares of SC&T Common Stock (the "Copland Shares"), together with a duly executed Stock Power Separate from Certificate executed by the said General Partner with signature duly "Guaranteed" by a Bank of Member of the New York Stock Exchange, together with the Irrevocable Letter of Instructions dually signed by Copland as the General Partner of said LP and as President of SC&T in the form attached hereto as Exhibit "A".

         Each of the Investors expressly warrants that he or it respectively is an "accredited investor" as that term is defined in Rule 144.

         Upon the due execution of this Agreement by all parties whose signatures appear below, it is the desire of the parties to settle all of their various claim against the other arising out of or in connection with all prior business dealings and transactions and more particularly the purchase and sale and issuance off SC&T Shares of Common Stock.

         This Agreement shall be effective ("Effective Date") as of the date indicated beside the last signature of the parties hereto, as and when affixed below.

         I. Each of the Investors represents that he or it, directly or through counsel has conducted independent due diligence, and has received all appropriate information from SC&T prior to making this investment, including the most recent annual and quarterly reports, and has had an opportunity to ask additional questions and has had all questions answered by SC&T to the extent information is available to SC&T to answer said questions. Investors understand that the securities to be issued hereunder are to be issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933 and accordingly they will be "restricted securities" until registered.

         Now therefore in consideration of the mutual promise of the parties and other valuable consideration it is agreed as follows:

         1. RECITALS. All the above Recitals are acknowledged by all parties as being true and correct and are hereby incorporated into this Agreement.

         2. RELEASE. In consideration for the promises made in this Agreement, SC&T, for and on behalf of itself, its officers and directors ("SC&T et al"), hereby fully and forever releases and discharges the Investors, an their respective officers, directors, and personal representatives as may be applicable ("Investors et al") and the Investors et al, jointly and severally hereby fully and forever release and discharge SC&T et al from any and all claims, demands, actions, causes of action, obligations, costs, expenses damages, losses, and liabilities of whatever kind or nature, whether arising of law, in equity or otherwise, whether known or unknown, which either party now has or may have against any other party. This release shall extend to and include any claims on the part of any person or entity that becomes a signatory to this Agreement.

         3. CONSIDERATION

          (a) In exchange and in consideration for the Total Shares to be delivered to the Investors, and subsequently registered, the issuance of Common Stock Purchase Warrants and the mutual release of the parties hereto, the Investors jointly shall wire to SC&T at BNF Bank, Bank of America, account number 235576266, ABA number 0122101706, Phoenix, Arizona, attention: Vallerie Hamilton (602) 257-0001, the sum of Five Hundred Thousand Dollars ($500,000) in cash or cash equivalents within twenty-four (24) hours after this Agreement, the Copland letter with Instructions to the Transfer Agent, and the Escrow Instructions in the form of attached hereto as Exhibit "B" have been signed by all parties, and the Copland Shares have been delivered in good form to the Escrow Holder together with a duly executed Stock Power Separate from
Certificate, and in this connection the said Stock Power, in good form, with signature "Guaranteed" shall be sent by Copland (from San Francisco, California) by facsimile transmission and the original thereof shall be hand delivered to attorney Jeff Weiss on or before 12:00 o'clock noon (Phoenix time) on Tuesday, April 20 or 27, 1999, and failure to do so will result in a material default under this Agreement, and the Copland Shares shall be transferred to the Investors pursuant to this Agreement and the Escrow Instructions.

         As additional consideration to Investors for the purchase of shares, SC&T does hereby grant to Investors an aggregate of One Million (1,000,000) Common Stock Purchase Warrants, enabling them to purchase One Million (1,000,000) Shares of SC&T's Common Stock (the "Warrants") as follows: (i) Six Hundred Thousand (600,000) Warrants are exercisable within 30 days from the date of this agreement at an exercise price of $1.50 per share; and (ii) Two Hundred Thousand (200,000) Warrants are exercisable within 60 days of the date of this Agreement at an exercise price of $3.00 per share, and (iii) Two Hundred Thousand (200,000) Warrants are exercisable within 120 days of the date of this Agreement at an exercise price of $5.00 per share. Warrants not exercised will expire on the last day of the applicable exercise period. All shares purchased upon exercise of the outstanding Warrants will be registered together with the Total Shares herinabove described on the same terms and conditions described in Recital D above with respect to the Total Shares.

         Pursuant to the foregoing Paragraph A of the Recitals, on or before thirty (30) days after the Effective Date, SC&T will issue and deliver to Jeff Weiss, 4204 North Brown, Scottsdale, Arizona 85251, three (3) SC&T Common Stock Certificates in the respective names of Maslo, Star and Leib, each representing 100,000 shares of SC&T Common Stock, each, to the extent supported by an opinion of counsel by the Investors, bearing an issuance date of November 20, 1997.

         Pursuant to the foregoing Paragraph B of the Recitals, on or before thirty (30) days after the Effective Date, SC&T will issue and deliver to Jeff Weiss, 4204 North Brown, Scottsdale, Arizona 85251, three (3) SC&T Common Stock Certificates in the respective names of Maslo, Star and Leib, each representing 200,000 shares of SC&T Common Stock, each bearing a current date of issuance.

         All of said Total Shares an all of said Warrants when issued and delivered to the Investors, shall have been lawfully issued pursuant to appropriate resolutions of the Board of Directors of SC&T, fully paid, non-assessable except for the Warrant exercise price, and the Shares and Warrants as well as shares to be issued upon exercise of Warrants shall be "restricted securities" subject to Rule 144 under the Securities Act of 1933.

         All of the Total Shares issued under this Agreement shall be issued and delivered post any intended reverse split by SC&T, an shall not be diminished in number by any reverse stock split actually effected by SC&T whether prior to or following the Execution of this Agreement in that SC&T has disclosed its intention to effect a 1:18 reverse split prior to or immediately after the Closing of this transaction. It is the express intention of the parties to this

Agreement that Investors will receive an aggregate of 900,000 shares (as Total Shares) of the post split issued and outstanding of SC&T Common Stock, based upon the foregoing representations.

         Until and unless each of the Investors has divested itself or himself (by sale or otherwise) of all of the Common Stock issued to each of them as a part of the Total Shares and/or all of the shares issued to them upon exercise of their Warrants, all of which have been issued pursuant to this Agreement, SC&T shall refrain from making any private or public sales of its Common Stock, at a price less than Ninety Cents ($.90) per share except in compliance with subparagraph 3(h) below. This restriction shall not exceed beyond this ________ day of ___________, ____.

         In the event that SC&T shall violate the  provisions of  subparagraph 3
(f) above, then SC&T shall issue and deliver to the Investors, additional shares of SC&T Common Stock adhering to the following formula: (i) the difference between the selling price of SC&T shares sold by SC&T in violation of this Agreement and the sum of $.90 per shall first be calculated; (ii) the amount found to be the difference shall be multiplied by the number of shares sold in violation of this Agreement and shall be expressed as a dollar amount ("Differential"); (iii) the average bid price for SC&T Common Stock quoted on any national quotation service or OTC or Bulletin Board (whichever may be applicable) for the ten trading days prior to the date of the sale of shares in violation of this agreement shall be calculated ("AVP"); and, (iv) the Differential shall be divided by the AVP to calculate the number of SC&T shares to be promptly delivered to the Investors, all of which shares shall be "restricted securities" subject to Rule 144, and all of said shares shall be likewise registered together with the Total Shares pursuant to Recital D above.

COPLAND SHARES

         Pursuant to the Escrow Instructions, in the form attached to this Agreement, Arizona Escrow & Financial Corporation, Phoenix, Arizona, is hereby appointed Escrow Holder, subject to its written Acceptance, and all of the Copland Shares shall be delivered to said Escrow Holder at the time of Closing. If Arizona Escrow shall refuse to act hereunder, then Jeff Weiss and Greg Good are hereby empowered and authorized and directed to choose a mutually suitable Escrow Holder.

         The Copland Shares are being delivered to the Escrow Holder (i) to ensure the issuance and delivery of the Total Shares to Investors pursuant to this Agreement; (ii) to further ensure that the Total Shares are duly registered pursuant to this Agreement; and, (iii) to further ensure that the Warrants are issued and delivered, and the SC&T shares issued thereunder upon exercise of the Warrants are likewise duly registered pursuant to this Agreement.

         In the event that SC&T shall fail or refuse to fully perform any of its obligations pursuant to this Agreement, Copland Shares shall be transferred to the Investors without diminishing the Investor's lawful right to proceed against any or all-defaulting parties.

         The written Instructions from Copland to the Transfer Agent, pursuant to this Agreement, shall be self-executing an shall require no further authorizations or consents from Copland and SC&T.

         Both SC&T and Copland, expressly warrant that neither of them will take any action to interfere with or delay the Transfer Agent from issuing the Total Shares to the Investors pursuant to this Agreement, and both SC&T and Copland, expressly agree that the Investors may apply to any court of competent jurisdiction for relief including an injunction to restrain SC&T and Copland, or either of them, from taking any action to restrain the Transfer Agent from issuing and delivering the Total Shares to the Investors as provided for in this Agreement, and SC&T and Copland both acknowledge and agree that the damages to the Investors will be difficult to ascertain, and injunction shall therefore be a proper remedy without the requirement of providing a bond therefore.

         An and when Investors have received all of the Total Shares and all of the Warrants, and if said Warrants are exercised, all of the SC&T shares to be issued thereunder, (whether received from SC&T or from the Copland Shares), and when all such shares have been duly registered with the SEC and under appropriate blue sky laws, then Investors shall have no further rights to receive any further SC&T shares or any rights or other consideration arising out of or in connection with this Agreement.

         Subject to the provisions of the Escrow Instructions, none of the items/documents/securities delivered to the Escrow Holder shall be released or redelivered to Copland and/or SC&T except in conformance with the Escrow Instructions, and in no event until the Investors have received the Total Shares and Common Stock Purchase Warrants to which they are entitled.

         5. AUTHORITY. Each of the parties where signatures appear below represents and warrants it or they have full power to make the release and agreements contained herein.

         6. HEIRS AND ASSIGNS. This compromise and release is binding on and for the benefit of the parties hereto and as may be applicable, their respective officers, directors, agents, employees, members, shareholders, representatives, affiliates, heirs or personal representatives.

         7. LEGAL REPRESENTATION. The parties enter into this negotiated Agreement freely and voluntarily with full and complete knowledge of the meaning and legal significance of the terms of this Agreement and have had the opportunity to discuss, and did discuss, each provision of this Agreement with independent legal counsel an the terms are fully understood and voluntarily accepted by each of them.

                                 MISCELLANEOUS

         Except to the extent inconsistent with the express language of the foregoing provisions of this Agreement, the following provisions shall govern the interpretation, application, construction and enforcement of this Agreement:

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations warranties contained in this Agreement are true in all material respects on and as of the date so made, will be true in all material respects on and as of the date on which the transaction contemplated hereby is closed, and will survive such closing regardless of any investigations made by or on behalf of any party.

         NOTICES. Any notice to any party under this Agreement shall be in writing, shall be effective on the earlier or (i) the date when received by such party, or (ii) the date which is three days after mailing, postage prepaid, by certified or registered mail, return receipt requested, to the address of such party set forth as follows:

                           To:      SC&T International, Inc.
                                    7625 E. Redfield Road #200
                                    Scottsdale, Arizona 85260

                           To:      Maslo Fund, Ltd.

                                    ----------------------------

                                    ----------------------------

                           To:      Star High Yeild Management Fund

                                    ----------------------------

                                    ----------------------------

                           To:      Leib Stein
                                    ----------------------------

                                    ----------------------------

         And if to Maslo, Star or Leib with a copy to:

                                    Jeff Weiss, Esq.
                                    4204 North Brown
                                    Scottsdale, Arizona 85251

                           To:      Copland
                                    ----------------------------

                                    ----------------------------

         SEVERABILITY. If any provision of this Agreement is declared void or unenforcable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect. The terms and conditions of this Agreement shall not be more harshly construed against the party who drafted same.

         ADDITIONAL ACTS AND DOCUMENTS. Each party hereto agrees to do all such things and take all such actions, and to make, execute and deliver such other documents and instruments as shall be reasonably required to carry out the provisions, intent and purpose of this Agreement.

         AUTHORITY. Each of the parties hereto represents and warrants to each other that this Agreement has been duly authorized by all necessary action, that this Agreement constitutes and will constitute a binding obligation of each such party, and that this Agreement has been (and each instrument delivered hereunder, when so delivered, will have been) duly and validly executed on behalf of such party.

          f) ATTORNEY'S FEES. In the event suit is brought or any attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect any monies due hereunder, or to collect money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney's fees, court costs, costs of investigation and other related expenses incurred in connection therewith.

         g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors in interest and assigns and personal representatives, as may be applicable.

         h) COUNTERPARTS. This Agreement may be executed in any number of counterparts: all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof. Further, a facsimile ("fax") signature shall be as binding as an original if the original is promptly delivered.

         i) TIME. Time is of the essence of this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

         j) WAIVER. Failure of any party to exercise any right or option arising out of breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or the continuance of nay existing breach.

         k) GOVERNING LAW. This Agreement shall be governed by, the laws of the State of Arizona. Each party hereby expressly and irrevocably consents to the jurisdiction of the Arizona courts, and any action hereunder may be commenced and tried only in a court of competent jurisdiction located in Maricopa County, Arizona.

         l) PRIOR REPRESENTATIONS. This Agreement represents and contains the entire Agreement and an understanding between the parties with respect to the subject matter of this Agreement, and supercedes any and all prior oral or written agreements or understandings. No representation, warranty, condition, understanding or agreement of any kind with respect to this subject matter shall be relied upon by the parties unless incorporated herein.

         m) FORCE MAJEURE. In the event that circumstances beyond the control of the parties hereto cause one party or the other to become unable to execute some or all of its obligations hereunder, that party shall be excused from said obligations for only such time as is necessary to cure the force majeure.

         n) USE OF FUNDS. SC&T has expressly represented that none of the $500,000 paid by the Investors shall be used to pay executive salaries or expenses of SC&T's officers or employees, except for the usual and customary payments heretofore recorded according to SC&T's financial statements and its book and records.

         o) INDEMNIFICATION. SC&T and Copland, jointly and severally agree to indemnify and hold harmless the Investors, jointly and severally, from and against all third party claims arising out of and or in connection with the issuance by SC&T of securities to the Investors pursuant to this Agreement, and from all damages incurred by the Investors including, without limitation, their reasonable attorney's fees to defend against all such claims and actions, unless such claims and damages were caused by the Investors unlawful acts or failure to act.

         p) GRACE PERIOD. No default or breach hereunder shall become actionable in court, under the Escrow Instructions, or in any way unless the non-breaching party gives written notice of the breach and an opportunity to cure for at least 10 days to designate names and addresses in Paragraph 8 (b) above.


                                          SC&T INTERNATIONAL, INC.

DATED:                                    By:
      --------------------------             -------------------------------
                                                                      (Title)

                                          INVESTORS:


                                          MASLO FUND, LTD.

DATED:                                    By:
      --------------------------             -------------------------------
                                                                      (Title)


                                          STAR HIGH YIELD MANAGEMENT
                                          FUND, LTD.


DATED:                                    By:
      --------------------------             -------------------------------
                                                                      (Title)